SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         Watson Wyatt & Company Holdings
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         Watson Wyatt & Company Holdings
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                [Letterhead of Watson Wyatt & Company Holdings]

November 17, 2000

Dear Fellow Stockholder:

      You are cordially invited to attend our Annual Meeting of Stockholders that will be held this year at the Hilton Philadelphia Airport, 4509 Island Avenue, Philadelphia, Pennsylvania 19153, Philadelphia, Pennsylvania, on Monday, December 18, 2000 at 9:30 a.m. (EST). On the following pages you will find the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

      Your vote is important. We encourage you to vote by proxy so that your shares will be represented and voted upon at the meeting even if you cannot attend. Accordingly, please sign, date and return the enclosed proxy card promptly.

                                                 Sincerely,


                                             /s/ John J. Haley

                                               John J. Haley
                                   President and Chief Executive Officer

                               [LOGO] Watson Wyatt

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                December 18, 2000

                                Washington, D.C.

The First Annual Meeting of Stockholders of Watson Wyatt & Company Holdings, a Delaware corporation, (the "Company" or "Watson Wyatt") will be held on Monday, December 18, 2000, at 9:30 a.m. (EST), at the Hilton Philadelphia Airport, 4509 Island Avenue, Philadelphia, Pennsylvania 19153, for the following purposes:

      I. To elect sixteen members of the Board of Directors of the Company to serve until the next Annual Meeting of Stockholders and until the election and qualification of their successors.

      II. To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The close of business on November 10, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

WE STRONGLY URGE YOU TO REVIEW THIS PROXY STATEMENT AND TO COMPLETE AND RETURN THE ENCLOSED PROXY BALLOT AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY BALLOT PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            By Order of the Board of Directors


                                /s/ Walter W. Bardenwerper
                         ----------------------------------------

                                  Walter W. Bardenwerper
                      Vice President, General Counsel and Secretary

Washington, D.C.
November 17, 2000

                               [LOGO] Watson Wyatt

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 18, 2000

This Proxy Statement, Notice of Annual Meeting and the accompanying Proxy are being furnished to stockholders ("Stockholders") of Watson Wyatt & Company Holdings, a Delaware corporation (the "Company" or "Watson Wyatt") on or about November 17, 2000, in connection with the Annual Meeting of Stockholders of the Company to be held on December 18, 2000, at the time and place and for the purposes set forth in the accompanying Notice of the meeting.

The accompanying Proxy is solicited on behalf of the management of the Company. Stockholders who execute proxies retain the right to revoke them at any time prior to them being voted by giving notice to the Company in writing or in person at the meeting. All shares of the Company's Class A, Class B-1 and Class B-2 common stock ("Common Stock") represented by properly executed and unrevoked proxies received by First Union National Bank, the Company's Transfer Agent, for the Annual Meeting will be voted.

FINANCIAL DATA AND OTHER INFORMATION

A copy of the Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2000 is being delivered to each stockholder contemporaneously with this Proxy Statement. The Annual Report includes descriptions of the operations of the Company and presents the Company's audited financial statements. An annual report will also be made available to any stockholder upon request.

OUTSTANDING STOCK ENTITLED TO VOTE

Stockholders of record at the close of business on November 10, 2000, will be entitled to notice of, and to vote the shares of Class A Common Stock of the Company $.01 par value ("Class A Common Stock"), the shares of Class B-1 Common Stock of the Company, $.01 par value ("Class B-1 Common Stock") and the shares of Class B-2 Common Stock of the Company, $.01 par value ("Class B-2 Common Stock"), held by them on such date, at the Annual Meeting or any and all postponements or adjournments thereof. The Class A Common Stock, the Class B-1 Common Stock and the Class B-2 Common Stock are the Company's only classes of outstanding voting securities. Each share of Class A Common Stock, Class B-1 Common Stock and Class B-2 Common Stock entitles the holder thereof to one vote. On November 10, 2000, there were 32,928,710 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

If the accompanying proxy card is properly signed and returned in the enclosed envelope and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the Board of Directors' nominees for director, and in their own discretion as to all other matters as may properly come before the Annual Meeting. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed a proxy attends the Annual Meeting and votes in person.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock outstanding at the close of business on November 10, 2000 will constitute a quorum.

Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Abstentions will be counted toward the presence of a quorum, but abstentions and broker non-votes will have no effect on the outcome of the election of directors or issues requiring approval of a majority of the votes cast. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

A list of Stockholders will be available for inspection at least ten days prior to the Annual Meeting at the Office of the Secretary, 1717 H. Street, N.W., Washington, D.C. 20006.

CORPORATE REORGANIZATION

On October 11, we commenced an initial public offering of our Class A Common Stock. In conjunction with this offering, on October 16, 2000 we completed changes in our corporate structure involving the merger of Watson Wyatt & Company with WW Merger Subsidiary, Inc., a wholly owned subsidiary of Watson Wyatt & Company Holdings. As a result, Watson Wyatt & Company is now a wholly owned subsidiary of Watson Wyatt & Company Holdings.

At the time of the reorganization, each share of Watson Wyatt & Company's redeemable common stock was converted into one share of Class B-1 Common Stock and one share of Class B-2 Common Stock of Watson Wyatt & Company Holdings. The Class B Common Stock is divided into two classes to accommodate two different transfer restriction periods. The class B-1 shares are subject to a transfer restriction period of 12 months following the public offering date, while the class B-2 shares are subject to a transfer restriction period of 24 months following the public offering date, unless waived by the Board of Directors. The Company waived the transfer restrictions on a total of 1,559,250 class B-1 and 1,559,250 class B-2 shares to allow for conversion into the class A shares sold by selling stockholders in the initial public offering described below. Following the expiration or waiver of the respective transfer restriction periods, the remaining class B-1 and class B-2 shares will automatically convert into Class A Common Stock.

A total of 5,600,000 shares of Class A Common Stock were offered and sold in our initial public offering at an offering price of $12.50 per share. Of the shares included in this transaction, Watson Wyatt & Company Holdings offered 2,800,000 newly-issued shares and the selling stockholders offered the remaining 2,800,000 shares. On November 8, 2000, our underwriters exercised their over allotment option. As a result, the underwriters purchased 840,000 shares of Class A Common Stock from us and from the selling stockholders at the initial public offering price of $12.50 per share less the underwriting discount. Of the shares included in this transaction, Watson Wyatt & Company Holdings sold 521,500 newly-issued shares and the selling stockholders sold 318,500 shares.

                              ELECTION OF DIRECTORS

A Board of sixteen directors is to be elected at the Annual Meeting. Under the Company's certificate of Incorporation, the directorships are to be divided into three classes. At this annual meeting, stockholders will elect three classes of directors. The directorships in the first class will expire as of the annual stockholders' meeting in 2001 and every three years thereafter, the directorships in the second class will expire as of the annual stockholders' meeting in 2002 and every three years thereafter, and the directorships in the third class will expire as of the annual stockholders' meeting in 2003 and every three years thereafter. As the initial terms of each of the classes of directors expires, directors of the Company will be elected to serve for a three-year period and until their respective successors have been duly elected and qualified. The Board of Directors has nominated to serve as directors the following sixteen nominees for the following terms:

        Nominees                       Length of Initial Term
        --------                       ----------------------
Class I:

        --------------------------------------------------------------
        Paula A. DeLisle               One year term, expiring at the
        David B. Friend, M.D.          Annual Stockholders' meeting in
        R. Michael McCullough          2001.
        Gail E. McKee
        Paul N. Thornton
        --------------------------------------------------------------

Class II:

        --------------------------------------------------------------
        Thomas W. Barratt              Two year term, expiring at the
        John J. Gabarro                Annual Stockholders' meeting
        John J. Haley                  in 2002.
        Eric P. Lofgren
        Kevin L. Meehan
        Charles P. Wood, Jr.
        --------------------------------------------------------------

Class III:

        --------------------------------------------------------------
        Elizabeth M. Caflisch          Three year term, expiring at the
        Barbara Hackman Franklin       Annual Stockholders' meeting
        David P. Marini                in 2003.
        J.P. Orbeta
        Gilbert T. Ray
        --------------------------------------------------------------

The Board of Directors has nominated the sixteen individuals listed above for election to the Board of Directors. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

If any nominee for a directorship is unable to serve as a Director at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors. Management has no reason to believe, at this time, that any of the nominees listed above will be unable to serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

The Company's Bylaws provide that the number of directors shall be not less than seven nor more than twenty-five and give the Board of Directors the authority to determine the actual number of Directors within that limit. The Board of Directors has set the size of the Board at sixteen. The Board of Directors recommends that the Stockholders vote FOR each of the sixteen nominees listed below:

NOMINEES TO SERVE AS DIRECTORS FOR A TERM EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS (FIRST CLASS)

Paula A. DeLisle (age 46) has served as Vice President and as a Director since 1997. Ms. DeLisle joined Watson Wyatt in 1982 and is the Managing Consultant of our Hong Kong office. Ms. DeLisle is responsible for Watson Wyatt's China operations, for the Asia-Pacific operations of Watson Wyatt Data Services, and is a frequent speaker at international conferences on human resources issues in the Asia-Pacific region. She is the Vice-Chairman of the American Chamber of Commerce in Hong Kong and is the Hong Kong representative to the Pacific Economic Cooperation Council's Human Resources Development Task Force. She has a B.A. from Saint Mary's College and a Master's degree from Loyola University of Chicago.

David B. Friend, M.D. (age 44) has served as Vice President and Regional Manager (U.S. East) since 1997 and has served as a Director since 1997. He formerly was the Practice Director of Watson Wyatt's Group and Health Care Practice. Prior to joining Watson Wyatt in 1995, Dr. Friend served on the medical staff at Malden Hospital in Malden, Massachusetts. Prior to attending medical school, Dr. Friend was an Executive Vice President with High Voltage Engineering, a specialty industrial manufacturing conglomerate. Dr. Friend is the author of
Healthcare.com: Rx for Reform (St. Lucie Press), and also serves on the Advisory Board of the Schneider Institute for Health Policy at Brandeis University. He has an A.B. in Economics from Brandeis University, an M.D. from the University of Connecticut and an M.B.A. from The Wharton School of the University of Pennsylvania.

R. Michael McCullough (age 61) has served as a Director since 1996. Mr. McCullough is the retired Chairman of the management consulting firm of Booz, Allen & Hamilton. He joined Booz, Allen & Hamilton in 1965 as a consultant, was elected a Partner in the firm in 1971, became Managing Partner of the firm's Technology Center and was elected to the position of Chairman in 1984. Mr. McCullough is a member of the Boards of Capital Auto Real Estate Investment Trust, an automobile property real estate investment trust, Charles E. Smith Residential Real Estate Trust, a residential property real estate investment trust and is Chairman of Ecutel, Inc., a private Internet communications products and services firm.

Gail E. McKee (age 41) has served as Vice President and as a Director since 1997. Prior to joining Watson Wyatt in 1992, Ms. McKee was with the Walt Disney Company, an entertainment conglomerate, where she served as the Manager of International Compensation and Benefits from 1991 to 1992. From 1982 to 1990, she was an Account Manager with Hewitt Associates, a competing human resources consulting firm, in New York and Los Angeles. She has a B.A. from the University of Washington.

Paul N. Thornton (age 50) is the Senior Partner-designate of Watson Wyatt Partners. He joined Watson Wyatt Partners in 1974, qualified as a Fellow of the Institute of Actuaries in 1975 and became a Partner of the firm in 1977. Mr. Thornton has been elected to the position of Senior Partner of Watson Wyatt Partners effective May 1, 2001. He was a Chairman of the Pensions Board of the Faculty and Institute of Actuaries in the U.K. from 1994 to 1996, Chairman of the Association of Consulting Actuaries from June 1997 until June 1998 and President of the Institute of Actuaries from July 1998 to July 2000. Mr. Thornton is a member of the Executive Committee of the International Actuarial Association, Chairman of the Pensions Committee of the Groupe Consultatif of European Actuaries, Chairman of the Committee of the International Actuarial Association dealing with the International Accounting Standard on Employee Benefits and a member of the Committee of the International Association of Consulting Actuaries. He holds an honours degree in Mathematics from Oxford University.

NOMINEES TO SERVE AS DIRECTORS FOR A TERM EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS (SECOND CLASS)

Thomas W. Barratt (age 58) has served as Vice President and Regional Manager (U.S. Central) since 1997 and has served as a Director since 1998. Mr. Barratt rejoined Watson Wyatt in 1994 after serving as the Managing Consultant of the Detroit office of Towers Perrin, a competing human resources consulting firm, from 1987 through 1993. He began his career with Watson Wyatt in 1976 and was a consultant with the Company through 1986. He has a B.B.A. from Western Michigan University and was graduated from Northwestern University's National Trust School in 1966.

John J. Gabarro (age 61) has served as a Director since 1999 and was previously a director from 1995 to 1998. Mr. Gabarro has been a professor at the Harvard Business School since 1972. Mr. Gabarro is the UPS Foundation Professor of Human Resource Management at the Harvard Business School, where he has taught in Harvard's M.B.A., Advanced Management, and Owner-President Management Programs. He has also served as faculty chairman of Harvard's International Senior Management Program and as chairman of its Organization Behavior and Human Resource Management faculty. Mr. Gabarro is the author of six books, the most recent of which include Breaking Through: The Making of Minority Executives in Corporate America (Harvard, 1999), Managing People in Organizations (Harvard,
1992) and The Dynamics of Taking Charge (Harvard, 1987), which won the 1988 New Directions in Leadership Award and was named one of the best business books of the year by The Wall Street Journal. Mr. Gabarro is also a recipient of the 1980 McKinsey Foundation Prize, the 1986 Center for Creative Leadership Distinguished Scholar Colloquium and the 1988 Johnson Smith and Knisely Award for research on leadership. Mr. Gabarro has an M.B.A. and a Ph.D. from Harvard University.

John J. Haley (age 50) has served as President and Chief Executive Officer since January 1, 1999 and as a Director since 1992, and is a member of the Partnership Board of Watson Wyatt Partners. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and Chief Executive Officer, he was the Global Director of the Benefits Consulting Group. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

Eric P. Lofgren (age 49) has served as Vice President, Global Director--Benefits Consulting Group and as a Director since 1998. Prior to joining Watson Wyatt in 1989, Mr. Lofgren spent seven years with William M. Mercer, a competing human resources consulting firm, and seven years at The Mutual of New York Insurance Company. Mr. Lofgren is a recognized authority in the areas of retirement plan design, the effects of demographics on benefit systems and asset liability management. He is widely credited with developing the Pension Equity Plan (PEP), one of the three primary families of defined benefit pension design. Mr. Lofgren is a Fellow of the Society of Actuaries, and holds a B.A. in Mathematics from New College in Sarasota, Florida and studied at the Graduate School of Logic at the University of California at Berkeley.

Kevin L. Meehan (age 55) has served as Vice President since 1994 and as a Director since 1999. Mr. Meehan joined Watson Wyatt in 1983, and has been instrumental in developing our flexible benefits operations, our Human Resources Technologies Group and our Account Management system. Mr. Meehan is a frequent speaker on employee benefits tax and legal issues, and regularly testifies before the IRS, the Department of Labor and Committees of Congress on employee benefit plan issues. Mr. Meehan has a B.A. from the College of the Holy Cross and a J.D. from St. John's University Law School.

Charles P. Wood, Jr. (age 56) has served as Vice President since 1998, as Regional Manager (U.S. West) since 1999 and as a Director since 1999. Mr. Wood joined Watson Wyatt in 1975 and is a specialist in matters relating to Retirement, Group and Health Care, and Compensation consulting. Mr. Wood, a Fellow of the Society of Actuaries and the Casualty Actuarial Society, has a B.S. in Engineering Science and Mathematics from the U.S. Air Force Academy and an S.M. in Applied Mathematics from Harvard University.

NOMINEES TO SERVE AS DIRECTORS FOR A TERM EXPIRING AT THE 2003, ANNUAL MEETING OR STOCKHOLDERS (THIRD CLASS)

Elizabeth M. Caflisch (age 46) is currently a consulting actuary and the Retirement Practice Leader in our Washington, D.C. office. Ms. Caflisch joined Watson Wyatt in 1979 and has served on the Finance Committee since 1997. Ms. Caflisch is a Fellow of the Society of Actuaries and an Enrolled Actuary under ERISA. She holds a B.A. degree in mathematics and economics from Trinity College.

Barbara Hackman Franklin (age 60) was appointed as a Director in May, 2000. Ms. Franklin has been President and Chief Executive Officer of Barbara Franklin Enterprises, an international trade consulting and investment firm, since 1995. Ms. Franklin previously served as U.S. Secretary of Commerce in the Bush Administration. Ms. Franklin is a director of four companies--Aetna, Inc., a health insurance provider, The Dow Chemical Company, a chemical manufacturer, Milacron, Inc., a manufacturing technologies company, and MedImmune, Inc., a biotechnology company. Ms. Franklin is currently a distinguished visiting fellow at the Heritage

Foundation, vice chair of the Atlantic Council, a director of the National Committee on United States-China Relations. She is also a trustee of the Economic Club of New York and a member of the Board of Directors of the Associates of the Harvard Business School.

David P. Marini (age 44) has served as Vice President since 1998 and Global Director--HR Technologies Group since 1997. Prior to assuming his current responsibilities, he led several of the firm's technology projects involving reengineering administrative client services. Prior to joining Watson Wyatt in 1994, Mr. Marini spent 13 years at the insurance company CIGNA Corporation, most recently as the President of the Iowa division of Trilog Inc., a wholly-owned 401(k) recordkeeping subsidiary, and he was previously a CPA with the accounting firm Coopers & Lybrand. He has a B.S. in business administration from Western New England College.

J.P. Orbeta (age 39) has served as Vice President since 1998 and as Global Practice Leader--Human Capital Group since 1998. Prior to joining Watson Wyatt in April 1986, Mr. Orbeta was a faculty member of the Mathematics Department and director of Computer Education and Services at the Ateneo de Manila University. Mr. Orbeta is a member and Certified Compensation Professional (CCP) of the American Compensation Association and is the first practitioner in the Philippines to have earned this designation. He is a member of the Industrial Relations Committees of the American Chamber of Commerce of the Philippines, the Personnel Management Association of the Philippines and is currently the President of the Compensation Management Society of the Philippines. Mr. Orbeta has a B.S. in Economics from Ateneo de Manila University in the Philippines.

Gilbert T. Ray (age 56) was appointed a Director in March, 2000. Mr. Ray is retired senior partner of the law firm O'Melveny & Myers LLP. He joined O'Melveny & Myers in 1972, and was named a partner in 1981. After practicing corporate law for over 28 years, Mr. Ray retired from active practice in January, 2000. Mr. Ray is a member of the boards of Host Marriott Services Corporation, a concessions provider, Automobile Club of Southern California, a provider of emergency road and travel services and insurance, and is Chair of the Board of Sierra Monolithics, Inc. a high speed communications systems company. Mr. Ray is also the recipient of the Fred Snowden Humanitarian Award--Greater Los Angeles African American Chamber of Commerce, the Outstanding Alumni Award--Ashland University, the NAACP Legal Defense Fund--Civil Rights Advocate of the Year, and the Central City Association--Leadership and Achievement Award.

STANDING COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee operates pursuant to a charter amended by the Board of Directors on September 20, 2000. A copy of the charter is included as Appendix A to this Proxy Statement. The Committee, on behalf of the Board, oversees our financial reporting process. It also reviews (in cooperation with our internal auditors, independent accountants and management) our internal accounting procedures and controls, and the adequacy of the accounting services provided by our Finance and Administration office. The Audit Committee is currently composed of Barbara Hackman Franklin, John J. Gabarro, R. Michael McCullough (Chair) and Gilbert T. Ray. The Committee (including its predecessor committee of the Board of Watson Wyatt & Company) held four meetings during fiscal year 2000. (The predecessor committee consisted of Brian E. Kennedy, Chair, Paula A. DeLisle, R. Michael McCullough and Sylvester J. Schieber.)

      Report of the Audit Committee

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee members reviewed and approved the audited financial statements to be included in the Company's Annual Report on SEC Form 10-K for the year ended June 30, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Watson Wyatt & Company Holdings Audit Committee:

R. Michael McCullough - Chair
Barbara Hackman Franklin
John J. Gabarro
Gilbert T. Ray

Compensation Committee

The Compensation Committee oversees executive compensation policies, including the compensation of the chief executive officer and the 2000 Long Term Incentive Plan. The Compensation Committee is currently composed of Barbara Hackman Franklin, John J. Gabarro, R. Michael McCullough and Gilbert T. Ray, as Chair. The Committee's predecessor, the Compensation & Stock Committee, held four meetings during fiscal year 2000. The Committee is in concurrence with the actions/recommendations of such committee.

Executive Committee

The Executive Committee oversees and reviews long-range corporate and strategic planning. Additionally, it meets throughout the year between meetings of the Board of Directors to review, consider and make decisions affecting general management policies of our company, to approve significant business decisions not requiring full board approval and to make recommendations to the executive officers and the board. The Executive Committee is currently composed of John J. Haley, Brian E. Kennedy (Chair), Ira T. Kay, Eric P. Lofgren and A. Grahame Stott. The Committee held nine meetings during fiscal year 2000.

Finance Committee

The Finance Committee reviews and considers issues relating to our capital structure. This includes strategic determinations regarding the financing of our future growth and development. The Finance Committee is currently composed of David B. Friend, M.D. (Chair), Elizabeth M. Caflisch, Carl D. Mautz, John A. Steinbrunner, Charles P. Wood, Jr. and A. Grahame Stott. Mr. Mautz and Ms. Caflisch are non-director members. The Committee held nine meetings during fiscal year 2000.

Members of these committees may change after this annual meeting. The Company does not have a Nominating Committee.

DIRECTORS' MEETINGS

The Board of Directors conducted seven meetings during fiscal year 2000. All directors attended 75% or more of the meetings of the Board and the Committees on which they served except Mr. Gabarro. None of the current Directors who are associates of the Company is compensated separately for their services as Directors or as members of any Committee of the Board. The Bylaws of the Company, however, allow Directors who are not active associates to receive compensation. Outside Directors of Watson Wyatt & Company in fiscal 2000 were paid a quarterly retainer of $6,250 plus $1,500 per day for Board meetings, $1,000 per day for regular Committee meetings ($750 if held in conjunction with a Board meeting), and $2,000 per day for Committee meetings if the outside Director chaired that Committee ($1,000 if held in conjunction with a Board meeting). Telephone meetings of less than four hours duration were compensated at 50% of the applicable per day fee. In fiscal 2000 the fees paid were paid in shares of Watson Wyatt & Company's Common Stock (up to 7,500 shares), and the balance was paid in cash. Watson Wyatt & Company established the Voluntary Deferred Compensation Plan to enable outside Directors, at their election, to defer receipt of any or all of their Director's fees until they are no longer serving as a Director of the Company. The Company's Amended and Restated Bylaws provide that a Director need not be a stockholder of the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the shares of Common Stock, beneficially owned as of November 10, 2000 by (i) the directors during the last fiscal year and nominees for director of the Company; (ii) the executive officers named in the Summary Compensation Table herein under "Executive Compensation"; and (iii) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock, based on information furnished by such owners, have sole investment power and voting power with respect to such shares.

                                                                   Number of Outstanding
                                                                 Shares Beneficially Owned
                                                                   On November 10, 2000
                                                                   --------------------
                                                            (Note: The totals shown for shares
                                                             owned are comprised of 50% Class
                                                               B-1 and 50% Class B-2 shares)

Name of Beneficial Owner                                        Number            Percent(b)
------------------------                                        ------            ----------
John J. Haley                                                   455,498              1.4%
Charles P. Wood, Jr.                                            360,782              1.1%
A. Grahame Stott                                                248,000                *
Eric P. Lofgren                                                 218,730                *
John A. Steinbrunner                                            184,844                *
Kevin L. Meehan                                                 179,120                *
Thomas W. Barratt (c)                                           159,300                *
Ira T. Kay                                                      144,046                *
David B. Friend, M.D(c)                                         126,900                *
Paula A. DeLisle                                                101,800                *
Brian E. Kennedy                                                 89,100                *
Gail E. McKee                                                    48,376                *
Barbara Hackman Franklin (d)                                          0                *
John J. Gabarro                                                  15,000                *
R. Michael McCullough                                            15,000                *
Robert D. Masding (e)                                                 0
Gilbert T. Ray (d)                                                    0                *
Elizabeth M. Caflisch                                           107,512                *
David P. Marini                                                  69,000                *
J. P. Orbeta                                                     53,510                *
Paul N. Thornton (e)                                                  0

All directors and executive officers as a group: 26           3,919,504             11.9%

--------------------------

(a) Unless noted otherwise, the address for each of the beneficial owners identified in this table is c/o of Watson Wyatt & Company Holdings, 1717 H Street, N.W., Washington, D.C. 20006.

(b) Beneficial ownership of 1% or less of all of the outstanding Common Stock is indicated with an asterisk.

(c) Included in the totals for Mr. Barratt and Dr. Friend are the following numbers of shares held in trust for the benefit of family members or other entities they control: Mr. Barratt: 40,000 shares; and Dr. Friend: 60,000 shares.

(d) As a result of their joining the Board during the pendency of the Company's initial public offering, the Company has not yet issued any shares to Ms. Franklin and Mr. Ray.

(e) Watson Wyatt Partners, in which Messrs. Masding and Thornton are partners, beneficially owns 726,000 shares (2.2%) of our Common Stock. Messrs. Masding and Thornton do not own any shares in their individual capacities and disclaim beneficial ownership of these shares. Pursuant to our alliance agreement, if Watson Wyatt Partners holds more than 800,000 shares of our Common Stock, it has an option to sell to us any number of shares that exceed 600,000. We, in turn, have an option to purchase from Watson Wyatt Partners any number of shares of our Common Stock in excess of 800,000 shares if Watson Wyatt Partners holds more than 1,000,000 shares of our Common Stock.

BIOGRAPHICAL INFORMATION FOR OTHER EXECUTIVE OFFICERS OF THE COMPANY

Walter W. Bardenwerper (age 49) has served as Vice President and General Counsel since joining Watson Wyatt in 1987 and has served as Secretary since 1992. Mr. Bardenwerper was a Director of Watson Wyatt from 1992 to 1997. He serves as chairman of the Global Quality Committee of Watson Wyatt Worldwide, and is President and a director of Professional Consultants Insurance Company. He has a B.A. in Economics from the University of Virginia and a J.D. from the University of Virginia Law School.

Jorge V. Bou (age 58) has served as Vice President since 1998 and Regional Manager (Latin America) since 1994. Prior to joining Watson Wyatt in 1986, Mr. Bou was a Vice President with the Martin E. Segal Company, an actuarial and benefits consulting firm, and was previously with the American International Group, an insurance organization. He has been providing consulting services to various clients in Latin America since 1969. Mr. Bou is an Associate of the Society of Actuaries. He has a B.S. in Mathematics from Georgia State University.

James A. Gargiulo (age 41): has served as Vice President, Human Resources since 1999. Mr. Gargiulo has been an Account Manager in the Eastern Region for the past two years. Prior to joining Watson Wyatt in 1997, he was the Regional Director for the Compensation practice at Aon Corporation, an insurance and consulting organization, and has held various human resources positions for the investment banking firm of Salomon Brothers, The Gap, retailer, and Banque Paribas. Mr. Gargiulo has a B.A. in Business Administration from Bernard Baruch College in New York.

Ira T. Kay (age 50) has served as Vice President since 1996. He was appointed Director of the U.S. Compensation Practice in September 2000. Prior to assuming his current responsibilities he was North America Practice Director of the Human Capital Group since 1998 and as a Director from 1996 to 2000. Prior to joining Watson Wyatt in 1993, Mr. Kay was a Managing Director and served on the Partnership Management Committee of The Hay Group, a competing human resources consulting firm, and prior to that, he was a Managing Director in the Human Resources Department of the investment banking firm Kidder Peabody. Mr. Kay is the author of CEO Pay and Stockholder Value (St. Lucie Press). Mr. Kay has a B.S. in Industrial and Labor Relations from Cornell University and a Ph.D. in Economics from Wayne State University.

Brian E. Kennedy (age 57) has served as Vice President and Regional Manager (Canada) since 1995 and as a Director from 1996 to 2000. Prior to joining Watson Wyatt in 1995, Mr. Kennedy spent 18 years with the Alexander Consulting Group, an insurance and benefits consulting firm, most recently as Chairman and Chief Executive Officer of Alexander Clay, their U.K. and European operations.

Carl D. Mautz (age 53) has served as Vice President and Chief Financial Officer since February 1999 and previously served as Controller. Prior to joining Watson Wyatt in 1997, Mr. Mautz served as the Controller for Tactical Defense Systems, Loral Corporation, which merged into defense contractor Lockheed Martin Corporation. From 1990 to 1994, Mr. Mautz held operating and corporate finance positions at the computer firm Unisys Corporation and from 1972 to 1984 was a CPA with the accounting firm of KPMG Peat Marwick. Mr. Mautz has a B.S. and an M.A.S. in accounting from the University of Illinois.

Sylvester J. Schieber (age 54) has served as Vice President and Director of the Watson Wyatt Research and Information Center (RIC) since 1983, and as a Director of Watson Wyatt from 1989 to 1996. Mr. Schieber joined Watson Wyatt in 1983 as Director of RIC, and from 1994-1996, he served on the Advisory Council on Social Security for the Clinton Administration. He is currently serving a six-year term on the Social Security Advisory Board, to which he was appointed by the U.S. Senate Majority Leader. Mr. Schieber has served on the Board of the Pension Research Council of the Wharton School, University of Pennsylvania since 1985. He has authored or co-authored four books on retirement issues, including Fundamentals of Private Pensions (University of Pennsylvania Press), The Real
Deal: The History and Future of Social Security (Yale University Press, 1999), and he has co-edited four other volumes on a broad range of human resources issues. Mr. Schieber is a frequent speaker on pension and Social Security policy issues throughout the world. He has a Ph.D. in Economics from the University of Notre Dame.

A. Grahame Stott (age 46) has served as Vice President since 1995 and Regional Manager (Asia-Pacific) since 1995 and as a Director from 1995 to 2000. Mr. Stott joined Watson Wyatt in 1982 and is a member of the Hang Seng Index Advisory Committee, a past President of the Actuarial Association of Hong Kong and has been a member of a number of Hong Kong Government working parties in the areas of Social Security and pension legislation. Mr. Stott, a Fellow of the Faculty of Actuaries, has a B.Sc. in Mathematics from the University of Manchester Institute of Science and Technology.

COMMON STOCK PURCHASE ARRANGEMENTS

Prior to our initial public offering in October 2000, to encourage ownership of common stock by associates, Watson Wyatt & Company had historically maintained a stock purchase plan. Under the stock purchase plan, Watson Wyatt & Company regularly sold common stock to associates on or about March 1 of each year, except in 1998 and 2000. Historically, ownership of the common stock had been spread widely among associates, with no individual stockholder owning more than 2% of the total number of shares outstanding. Before 1996, it was the policy of Watson Wyatt & Company not to sell shares to stockholders who, as a result of such sales, would have purchased more than 300,000 shares under the stock purchase plan. In 1996, Watson Wyatt & Company reduced this number to 200,000. The stock purchase plan was terminated upon completion of the initial public offering. The stock purchase plan permitted associates to borrow up to the full amount of the purchase price of the common stock from Watson Wyatt & Company's lenders, and Watson Wyatt & Company guaranteed repayment of all such loans. The loans provided for full recourse to the individual borrower and were secured by a pledge of the stock purchased. Officers, directors and executive officers had access to this credit facility on the same basis as other associates. As of November 10, 2000, 2,973,393 shares of Common Stock were pledged to our lenders to secure loans to stockholders, representing approximately 9.0% of the outstanding shares of Common Stock. As of the same date, the aggregate amount of outstanding loans was approximately $10,581,230. This loan program has continued in effect to accommodate the amortization of existing loans at the time of the initial public offering, but has been amended and is not used to create new loans.

Class A and Class B Common Stock

Shares of Class B-1 Common Stock and Class B-2 Common Stock are not transferable or otherwise convertible into shares of Class A Common Stock, until the relevant transfer restriction period expires or is otherwise waived by the Board of Directors. The board has not yet determined any conditions under which it would waive these transfer restrictions, except that the stockholders who participated in the initial public offering were permitted to exchange an equal number of shares of Class B-1 and Class B-2 Common Stock into shares of Class A Common Stock.

The class B transfer restriction periods, provided in our certificate of incorporation, will expire 12 months following the public offering date for the Class B-1 Common Stock and 24 months after the public offering date for the Class B-2 Common Stock. Once these transfer restrictions expire or are waived by the Board of Directors, the shares of Class B Common Stock automatically will convert into shares of Class A Common Stock.

EXECUTIVE COMPENSATION

                           Summary Compensation Table
                                 (U.S. Dollars)

                                Fiscal                                                Total             All Other
Name and Principal Position      Year       Salary         Bonus      SIBP(a)    Salary/Bonus/SIBP  Compensation(b)(c)
---------------------------     ------      ------         -----      -------    -----------------  ------------------
John J. Haley                    2000      $612,500      $570,000    $725,514        $1,908,014          $54,932
  President,                     1999       543,750       422,625     491,000         1,457,375           25,255
  Chief Executive                1998       440,000       320,000          --           760,000           19,300
  Officer and Director

Eric P. Lofgren                  2000       430,000       350,000     367,736         1,147,736           23,107
  Vice President,                1999       390,000       290,000     260,960           940,960           19,170
  Global Director,               1998       331,500       250,000          --           581,500           15,035
  Benefits Consulting
  Group and Director

Charles P. Wood, Jr              2000       390,000       250,000     413,750         1,053,750           22,969
  Vice President, Western        1999       290,000       190,000     325,351           805,351           12,476
  Regional Manager and           1998       246,750       125,000          --           371,750           12,760
  Director

Kevin L. Meehan                  2000       350,500       318,600     379,243         1,048,343           21,146
  Vice President and             1999       326,250       300,000     290,425           916,675           17,690
  Director                       1998       280,150       250,000          --           530,150            5,110

David B. Friend, M.D             2000       435,000       325,000     239,704           999,704           32,746
  Vice President,                1999       415,000       315,000     175,270           905,270           21,380
  Eastern Regional               1998       387,500       270,000          --           657,500           17,125
  Manager and
  Director

(a) In 1996, Watson Wyatt & Company adopted a supplemental bonus plan called the stock incentive bonus plan. Following the initial public offering, the stock incentive bonus plan was terminated and replaced with equity based incentives more customary to publicly traded companies.

(b) "All Other Compensation" consists of the following: (1) company matching contributions of 50% of the first 6% of total compensation contributed to our 401(k) plan as a 401(k) salary deferral by the named executive up to the IRS maximum; (2) an additional company matching contribution to a non-qualified savings plan of 3% of total compensation above the IRS compensation limit of $160,000 if individual 401(k) contributions equal the IRS maximum; and (3) payment for the annual cash out of excess unused vacation, as required by our paid time off policy, as amended in 1999. All associates were subject to the same accrued vacation limits.

(c) No other columns are included because no other forms of compensation were paid.

LONG TERM INCENTIVE PLAN

Under the terms of the 2000 Long Term Incentive Plan, which was approved by our stockholders on June 26, 2000, Watson Wyatt & Company Holdings is permitted to grant options to associates and directors, allowing them to purchase shares of Class A Common Stock at fair market value on the date of grant. Options to purchase an aggregate of 4,500,000 shares are authorized under the plan. Concurrent with the initial public offering, we granted options to our associates to purchase approximately 1,800,000 shares of Class A Common Stock at an exercise price equal to the public offering price. Each associate was granted options to purchase stock valued at 40% of their target bonus amount, subject to a minimum grant of 100 options. These options will expire after seven years, subject to early termination in specified circumstances, and will vest on a pro-rata basis over five years.

DEFINED BENEFIT PLANS

Pension Plan for U.S. Associates. The following table sets forth the estimated annual benefits payable on a five-year certain and life basis under the Company's qualified pension plan and non-qualified excess pension plans to a U.S. associate who qualifies for normal retirement in 2000 with the specified average compensation equal to the average of the highest 36 consecutive months of compensation prior to retirement and the specified years of continuous service:

                            Annual Benefit Amounts(a)

        Average Annual                    Years of Continuous Service
         Compensation
  for 36 Consecutive Months
  with the Highest Average(b)
      Preceding Retirement          5          10         15           20        25
                                  ------    -------     -------     -------    -------
            $ 150,000             15,048     30,096      45,144      60,192     75,240
              250,000             25,548     51,096      76,644     102,192    127,740
              350,000             36,048     72,096     108,144     144,192    180,240
              450,000             46,548     93,096     139,644     186,192    232,740
              550,000             57,048    114,096     171,144     228,192    285,240
              650,000             67,548    135,096     202,644     270,192    337,740
              750,000             78,048    156,096     234,144     312,192    390,240
              850,000             88,548    177,096     265,644     354,192    442,740
              950,000             99,048    198,096     297,144     396,192    495,240
            1,050,000            109,548    219,096     328,644     438,192    547,740
            1,150,000            120,048    240,096     360,144     480,192    600,240
            1,250,000            130,548    261,096     391,644     522,192    652,740

(a) The annual benefit at normal retirement (age 65) under the qualified plan is equal to 1.7% times the associate's average compensation for the 36 consecutive months with the highest compensation plus 0.4% times the associate's average compensation for the 36 consecutive months with the highest compensation that exceeds Social Security Covered Compensation, all times the number of completed years and months of continuous service up to 25 years. The annual benefit is not subject to reduction for social security benefits or any other offset amounts.

(b) As required by Section 415 of the IRC, qualified plan payments may not provide annual benefits exceeding a maximum amount, currently $135,000. For those associates who are covered under the excess plans, amounts above this maximum will be paid under the terms of the excess plans, up to the amounts shown in the table above. Pursuant to Section 401(a)(17) of the IRC, annual compensation in excess of $170,000 cannot be taken into account in determining qualified plan benefits.

The years of credited service for the associates named in the cash compensation table as of June 30, 2000 are: Mr. Haley - 23.17 years; Mr. Lofgren - 11.00 years; Mr. Wood 24.75 years; Mr. Meehan 17.17 years; and Dr. Friend - 5.00 years. Benefits are based solely on the compensation shown in the "Salary" and in the "Bonus" columns of the Summary Compensation Table.

Supplemental Retirement Program for U.S. Associates. This non-qualified program provides additional retirement benefits to eligible associates who retire from active employment with the Company. Prior to January 1, 1997, the qualified pension plan recognized base pay only, with this Supplemental Retirement Program ("SRP") recognizing total pay. Associates eligible for benefits under this program were those who had total annual average compensation in excess of a minimum compensation level ($125,948 as of June 30, 2000 and indexed in the future) and who had attained age 50 with 10 or more years of service.

Effective January 1, 1997, the qualified pension plan was amended to recognize salary and bonus; therefore, the SRP will be phased out over a transition period that will extend for five years through December 31, 2001. Associates eligible for transition benefits must meet all of the following criteria: total pay exceeds the minimum compensation level described previously; age 45 or older with 10 years or more of service as of December 31, 1996 and 60 or more "points" as of December 31, 1996 (sum of age and service is 60 or greater).

For purposes of the SRP, annual compensation refers to compensation amounts shown in the "Salary" and in the "Bonus" columns of the Summary Compensation Table. Transition benefits will equal the amount of total retirement benefits that would have been paid under the qualified plan, excess plans and SRP formulas in effect prior to January 1, 1997, less any benefits paid under the qualified and excess plans in effect after that date. Prior to January 1, 1997, the qualified plan provided a benefit equal to 2.5% times the participant's average salary (base pay only) for the three consecutive years with the highest annual salaries for each completed year and month of continuous service up to 20 years, plus 2% of such compensation for each completed year and month of continuous service over 20 years, up to a maximum of 8-1/3 years, less 30/17% of the participant's estimated Social Security benefit for each completed year and month of continuous service, up to a maximum of 28-1/3 years. Prior to January 1, 1997, the SRP formula was approximately the same as the qualified plan, except bonus compensation was also recognized. For determining benefits under the prior plans, no pay increases after December 31, 1996 will be recognized. The form of benefit under the SRP is a temporary annuity from the retirement date until the eligible associate reaches age 65. Any pension effect related to this program has not been considered in the preceding table, which assumes normal retirement (age 65).

Other Pension Plans. The Company also has other pension plans that have been established in various countries for the benefit of eligible associates in those jurisdictions.

Pension Arrangements with Named Executive Officer. The Company has an agreement with Dr. Friend to provide a supplemental pension benefit. At the time of his retirement, Dr. Friend will receive an additional service credit (for the purposes of calculating benefits only) so that his total service credit will be calculated as follows: (actual years of service + 1) multiplied by 1.5. In addition, if, prior to the date on which Dr. Friend would be entitled to receive an early retirement benefit, there is a change in control of the Company and Dr. Friend leaves the employ of the Company within six months of the change in control, his pension will be calculated as if he had reached early retirement.

General Employment Arrangements. Generally, executive officers are not parties to employment agreements with us. Non-employee directors are paid pursuant to a compensation plan approved on an annual basis. Executives and other associates in salary bands 4, 5, 6 and higher are required to sign non-competition and confidentiality agreements to protect our proprietary information.

Compensation Committee Interlocks and Insider Participation. The members of our Compensation and Stock Committee, predecessor to the current Compensation Committee, for the last completed fiscal year were: Thomas W. Barratt, Paula A. DeLisle, Ira T. Kay, Kevin L. Meehan and John A. Steinbrunner. All are officers of the company. The committee members did not participate in decisions regarding their own compensation. No interlocking relationship exists between our Board of Directors or our Compensation Committee and any member of any other company's board of directors or their compensation committee, nor has any interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Philosophy. Our compensation program is designed to attract, motivate and retain quality associates by providing competitive total compensation based on individual and company performance factors. In addition, the program is designed to be flexible in order to permit adjustments necessitated by general economic conditions or individual circumstances. Our compensation philosophy is applied to all associates, including executive officers. Compensation of the CEO, and administration of the 2000 Long Term Incentive Plan, are overseen by the Compensation Committee. Specifically, the compensation program is designed to:

      1. Create a performance-oriented environment with variable compensation based upon achievement of annual and long-term results;

      2. Focus management on maximizing stockholder value while at the same time adequately compensating all associates; and

      3. Provide compensation that reflects the Company's performance relative to its key competitors and changes in its own performance over time.

For the fiscal year ended June 30, 2000, the compensation of our executive officers and all other bonus-eligible associates was comprised primarily of three elements: base salary, fiscal year-end bonus, and a Stock Incentive Bonus Plan (SIBP) payment. Our compensation system establishes target bonuses for all bonus-eligible associates based on their compensation band level. After the end of our fiscal year, bonus-eligible associates are allocated a percentage of their target bonus based on individual, practice, region and company performance. For fiscal years before the initial public offering, the SIBP was paid in January of the following year to those eligible associates still employed by the company. The amount of the SIBP paid was based on the SIBP funding level approved by the Board of Directors, and the actual fiscal year end bonus and actual stock ownership as compared to each associate's career stock ownership target. (The SIBP was discontinued at the time of the initial public offering and will not be accrued for fiscal year 2001.) At the time of the merger and the initial public offering the Company also implemented the 2000 Long Term Incentive Plan (stock option plan).

Determination of Compensation of the CEO.

Mr. Haley's base salary was adjusted on October 1, 2000 by the Board of Directors upon recommendation by the President's Pay Committee of Watson Wyatt & Company and the concurrence of the Compensation Committee, after taking into account the following factors:

      1.    Mr. Haley's level of base salary received in fiscal year 2000 ;

      2.    The average basic merit increase for the Company overall;

      3. The average salary increases in general industry and in the consulting industry;

      4. Mr. Haley's performance as CEO since assuming the position on January 1, 1999; and

      5. The appropriate level of salary for our CEO based on general industry standards, consulting industry standards and our past CEO pay practices.

The CEO's bonus was determined by the Board of Directors, upon recommendation of the President's Pay Committee of Watson Wyatt & Company and the concurrence of the Compensation Committee. For fiscal 2000 the President's Pay Committee consisted of Mr. McCullough (Chair), Mr. Kennedy (the Chair of the Executive Committee) and Mr. Barratt (the Chair of the Compensation and Stock Committee). For fiscal year 2000 year-end bonus, the President's Pay Committee recommended, and the Board approved, a bonus equal to 130% of Mr. Haley's target bonus. The President's Pay Committee's recommendation, and the Board's decision, took into account the following:

      1. The average overall bonus funding for fiscal 2000 , which was 115% of target.

      2. The firm's accomplishments during the fiscal year, including the outstanding financial performance of the Company's core consulting businesses.

Mr. Haley's SIBP payment was determined by a formula that took into account his fiscal year end bonus and his stock ownership level.

Determination of Compensation of Other Executive Officers. The base salary and fiscal year-end bonuses of the Company's other Executive Officers are determined by the CEO consistent with the factors described above and also taking into account the performance of the business units managed by these individuals.

Fiscal 2000 Watson Wyatt & Company         Fiscal 2000 Watson Wyatt & Company
President's Pay Committee                  Compensation and Stock Committee

R. Michael McCullough - Chair                  Thomas W. Barratt - Chair
Thomas W. Barratt                              Paula A. DeLisle
Brian E. Kennedy                               Ira T. Kay
                                               Kevin L. Meehan
                                               John A. Steinbrunner

Watson Wyatt & Company Holdings
Compensation Committee

Gilbert T. Ray - Chair
Barbara Hackman Franklin
John J. Gabarro
R. Michael McCullough

STOCKHOLDER RETURN GRAPH

The graph set forth below depicts total cumulative stockholder return and assumes $100 invested on July 1, 1995 in Watson Wyatt & Company's common stock, the New York Stock Exchange Broad Market Index, and an independently compiled industry peer group index comprised of the common stock of companies within the management consulting services standard industrial classification code. The graph assumes reinvestment of dividends. Please note that returns on Watson Wyatt & Company's common stock were calculated based upon the formula net book value of Watson Wyatt & Company's common stock pursuant to its Bylaws as of June 30, 2000, whereas the returns shown for the indices are based on the value of shares traded on an open market. On October 11, 2000, in connection with the Company's initial public offering, each share of Watson Wyatt & Company's common stock was converted into two shares of Class B Common Stock of the Company.

The independently compiled peer group index was utilized because the Company's most direct competitors do not make their financial information publicly available.

[The following table was depicted as a mountain graph in the printed material.]

                                1995     1996    1997     1998    1999     2000
                                ----     ----    ----     ----    ----     ----

Watson Wyatt &
Company Common Stock
(Formula Net Book Value)       100.00   109.53  117.52   134.15  148.12   172.95

Peer Group Index               100.00   167.87  119.84   144.82  101.61   108.69

NYSE Broad Market Index        100.00   125.11  163.42   208.25  236.73   235.07

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 1995, Watson Wyatt & Company transferred its United Kingdom operations to R Watson & Sons (subsequently renamed Watson Wyatt Partners) and received a beneficial interest and a 10% interest in a defined profit pool of the partnership. Watson Wyatt & Company also transferred its Continental European operations to a newly formed holding company owned by a subsidiary of Watson Wyatt & Company and Watson Wyatt Partners in exchange for 50.1% of its shares. Effective July 1, 1998, Watson Wyatt & Company sold one-half of its investment in the holding company to Watson Wyatt Partners. Mr. Robert D. Masding, Senior Partner of Watson Wyatt Partners, is currently a member of our Board of Directors, but is not standing for re-election. Mr. Paul N. Thornton, also a partner of Watson Wyatt Partners, is a nominee to our

Board of Directors and Mr. Haley is a member of the Watson Wyatt Partners Partnership Board. Watson Wyatt Partners and Watson Wyatt & Company provide various services to and on behalf of each other in the ordinary course of business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 furnished to us, all Section 16(a) filing requirements applicable to such officers and directors have been complied with.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee, pursuant to the authority delegated to it by the Board, selects the independent public accountants to audit the financial statements of the Company. PricewaterhouseCoopers LLP acted as the Company's independent public accountants for the fiscal year ended June 30, 2000. PricewaterhouseCoopers LLP will continue to provide this service to the Company for the fiscal year ended June 30, 2001. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Annual Meeting. If a representative of PricewaterhouseCoopers LLP attends the Annual Meeting, he or she will have an opportunity to make a statement if he or she desires to do so. Also, if such representative chooses to attend the Annual Meeting, they are expected to be available to respond to appropriate questions.

MANNER IN WHICH THE PROXIES WILL BE SOLICITED AND VOTED

The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone, electronically or by facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of its Common Stock.

Management knows of no other matter that may come up for action at the meeting. However, if any other matter properly comes before the meeting, the proxies named on the Proxy form enclosed will vote in accordance with their judgment upon such matter. Individual proxies will be counted by First Union in an effort to ensure the confidentiality and anonymity of each stockholder's votes. Whether or not you expect to be present at the meeting, you are urged to sign, date and promptly return the attached Proxy in the enclosed envelope. Please return your Proxy in accordance with the directions on the Proxy form.

STOCKHOLDER PROPOSALS

Any stockholder wishing to present a proposal to be included in the Proxy Statement for the 2001 Annual Meeting of the Company, currently expected to be held on or about November 15, 2001, may submit such proposal in writing to Watson Wyatt & Company Holdings, Office of the Secretary, 1717 H Street, N.W., Washington, D.C. 20006. Such proposals must be received no later than July 15, 2001.

                                     By Order of the Board of Directors


                                        /s/ Walter W. Bardenwerper
                               ---------------------------------------------
                                           Walter W. Bardenwerper
                               Vice President, General Counsel and Secretary

Washington, D.C.
November 17, 2000

                                   Appendix A
                             Audit Committee Charter

                         WATSON WYATT & COMPANY HOLDINGS

                             Audit Committee Charter

The Audit Committee is established by the Board of Directors to assure that financial control and reporting measures are established and implemented to protect the financial interests of the stockholders of the Company.

Committee Membership

The Committee shall consist of at least three (3) independent directors, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Each Committee member shall be financially literate, as the Board of Directors interprets such qualification in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Committee.

At least one (1) member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

Primary Committee Responsibilities

The scope of the Committee's responsibilities includes:

1. Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the financial reporting process and the internal control structure.

2. Holding regularly scheduled meetings as a means of maintaining direct lines of communications between the Board of Directors, the independent accountant, and the internal audit function for the purpose of assuring the integrity of financial reporting and control.

3. Overseeing development of financial statements and related SEC filings through discussions with management, internal audit, and the independent accountant. This includes:

      o     Reviewing of proposed changes in accounting policies as they arise;

      o Reviewing the basis for significant financial estimates and changes in those estimates, and other judgments affecting the financial statements;

      o Reviewing the accounting for and disclosure of significant events and transactions affecting the income or financial condition of the Company;

      o Reviewing the current and potential future business, financial, and control risks identified by management, the internal audit function, and the independent auditor and the plans to deal with such risks.

4. Assuring reasonable disclosure of information necessary for fair presentation of the Company's financial affairs to the stockholders and the SEC.

5. Assuring consistency of other financial and nonfinancial information distributed inside or outside the Company with the information in the financial statements.

6. Reviewing financial reporting systems, processes, and related controls and other systems that may indirectly impact financial reporting.

7. Reviewing and approving the annual business plan of the internal audit function, periodically reviewing internal audit results, and participating in the annual review of the head of internal audit.

8. Recommending to the Board of Directors and management the annual selection or replacement of the independent auditor.

9.    Annually reviewing and reassessing the adequacy of the Audit Committee
      Charter.

Committee's Relationship with the Independent Auditor

1. The independent auditor, in its capacity as an independent public accountant, shall be responsible to the Board of Directors and the Committee as representatives of the stockholders.

2. The independent auditor shall report all relevant issues to the Committee responsive to agreed-on Committee expectations. In executing its oversight role, the Board of Directors or the Committee shall review the work of the independent auditor.

3. The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the independent auditor. The Committee shall ensure receipt of a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company on a periodic basis. Additionally, the Committee shall discuss with the independent auditor relationships or services that may affect the independent auditor's objectivity or independence. If the Committee is not satisfied with the independent auditor's assurances of independence, it shall take or recommend to the Board of Directors appropriate action to ensure the independence of the independent auditor.

* Independence Requirements of Audit Committee Members are further described on the attached Exhibit A.

                                    EXHIBIT A

Independence Requirement of Audit Committee Members

In addition to independence as described in the first sentence of the Audit Committee Charter under "Committee Membership," the following restrictions shall apply to every Committee member:

(a) Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the audit committee until three (3) years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

(b) Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Committee only if the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

"Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Company.

(c) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Committee.

(d) Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Committee until three years following the termination of such employment relationship.

                                  Watson Wyatt
                        Watson Wyatt & Company Holdings
                         Annual Meeting of Stockholders
                          Hilton Philadelphia Airport
                                  Penrose Room
                               4509 Island Avenue
                           Philadelphia, Pennsylvania

                           Monday, December 18, 2000
                                   9:30 a.m.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o
--------------------------------------------------------------------------------

MANAGEMENT PROXY                                 WATSON WYATT & COMPANY HOLDINGS

The undersigned hereby appoints John J. Haley and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution, to vote all of the undersigned's shares of capital stock of the Company at the Annual Meeting of Stockholders of Watson Wyatt & Company Holdings to be held on Monday, December 18, 2000, and at any adjournments thereof, with the same authority as if the undersigned were personally present, as specified below:

THE DIRECTORS OF THE COMPANY RECOMMEND A VOTE "FOR" ALL NOMINEES BELOW

|X| PLEASE MARK VOTE AS IN THIS EXAMPLE

      I.    Election of Directors

      CLASS I DIRECTORS (TERM EXPIRES IN 2001): Paula A. DeLisle, David B. Friend, M.D., R. Michael McCullough, Gail E. McKee and Paul N. Thorton

      CLASS II DIRECTORS (TERM EXPIRES IN 2002): Thomas W. Barralf, John J. Gabarro, John J. Haley, Eric P. Lofgren, Kevin L. Mechan and Charles P. Wood, Jr.

      CLASS III DIRECTORS (TERM EXPIRES IN 2003): Elizabeth M. Caflisch, Barbara Hackman Franklin, David P. Marini, J.P. Orbeta and Gilbert T. Ray

      |_| FOR all sixteen nominees listed above (except as otherwise directed below);

      |_|   WITHHOLD AUTHORITY TO VOTE FOR all sixteen nominees listed above

      INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the individual(s) name(s) on the following blank line

--------------------------------------------------------------------------------

      II. In their discretion, the proxies are authorized to consider and act upon all other matters that may properly come before the meeting or any and all postponements or adjournments thereof

                      (Please date and sign on other side)

--------------------------------------------------------------------------------

                            o FOLD AND DETACH HERE o

(continued from other side)

UNLESS A CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINESS FOR DIRECTORS OF THE COMPANY. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

When signing in any representative capacity, please insert your title and attach papers showing your authority unless already on file with the Company.


                                      __________________________________________
                                                       Signature of Stockholders


                                      __________________________________________
                                                                     Date Signed

                                      THIS PROXY IS SOLICITED ON BEHALF OF THE
                                      BOARD OF DIRECTORS. Stockholders must
                                      deliver their signed Proxy in the enclosed envelope.